FORMOSAN BROTHERS
寰瀛法律事務所

TAIPEI TAICHUNG HSINCHU

To: VS Media Holdings Limited
Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands

From: Formosan Brothers Attorneys-at-Law

Li-Pu Lee, Esq., lipolee@mail.fblaw.com.tw

Date: August 11, 2023

Re: Legal Opinion on Certain Taiwan Legal Matters (the "Matter")

Dear Sirs or Madams,

We are qualified lawyers of the Republic of China ("**Taiwan**") and as such are qualified to issue this opinion on the laws and regulations of Taiwan effective as of the date hereof.

We were engaged to provide this legal opinion as to VS Media Limited (the "**TW Subsidiary**"), a company incorporated under the laws of Taiwan with limited liability and wholly-owned by VSM Holdings Limited ("**VSM**"), a company incorporated in the British Virgin Islands ("**BVI**") on March 23, 2015 with limited liability and which, in turn is wholly-owned by VS Media Holdings Limited ("**Company**"), a company incorporated in the BVI with limited liability on August 31, 2022, in anticipation of the initial public offering (the "**Offering**") of the Company and in connection thereto, the filing of the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "**Registration Statement**"), with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended, and the rules and regulations promulgated thereunder (the "**Rules**") to register the Company's Class A ordinary shares (the "**Ordinary Shares**") and list them on the NASDAQ Capital Market (the "**NASDAQ**") as

well as to register for resale Ordinary Shares by certain Selling Shareholders named therein. We have been requested to give this opinion as to the matters set forth below.

A. Assumptions

For the purpose of giving this opinion, we have examined copies of some due diligence documents provided by TW Subsidiary, VSM and/or the Company and obtained other relevant documents as we deemed necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon statements, as appropriate, issued or made by, among others, appropriate representatives of TW Subsidiary, VSM and/or the Company.

In rendering this opinion, we have assumed, without independent investigation, the following (the "**Assumptions**"):

(i) All signatures, seals, and chops are genuine. Each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same. All documents (the "**Documents**") submitted to us in relation to the Matter as originals (if any) are authentic, and all documents submitted to us as photocopies conform to the originals;

(ii) Each of the parties (other than TW Subsidiary) to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver, and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii) The Documents remain in full force and effect on the date of this opinion and have not been revoked, amended, or supplemented, and no amendments, revisions, supplements, modifications, or other changes have been made, and no revocations or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this opinion;

(iv) The accuracy and completeness of all factual representations, whether via oral or written instructions, provided by TW Subsidiary, VSM and/or the Company to us;

(v) The information disclosed by company searches and/or other public searches in Taiwan is accurate and complete as at the time of this opinion and conforms to records maintained by TW Subsidiary, VSM and/or the Company, and that such searches would not fail to disclose any information which had been filed with or delivered to the Taipei City Office of Commerce and/or the relevant bodies but had not been processed at the time when the relevant searches were conducted;

(vi) The laws of jurisdictions other than Taiwan which may be applicable to the execution, delivery, performance, or enforcement of the Documents are complied with;

(vii) The instructions and information provided by TW Subsidiary, VSM and/or the Company are true and accurate to our best belief; and

(viii) There has been no change in the information contained in the latest records of TW Subsidiary, VSM and/or the Company and/or any other relevant company under the Taipei City Office of Commerce made up to the issuance of this opinion.

B. Opinions

Subject to the Assumptions and Qualifications (defined below), we are of the opinion that:

(i) The TW Subsidiary is validly existing and in good standing under the laws of Taiwan. No material non-compliance with the laws of Taiwan has been found in respect of the TW Subsidiary's business operations based on various searches and inquiries made with relevant governmental and regulatory databases which would materially and adversely affect the TW Subsidiary's business operations. The TW Subsidiary is not involved in any material legal proceedings or any legal, governmental, or arbitrative proceedings, actions, decisions, demands, or orders before any competent court, government agency, or arbitration body in Taiwan;

(ii) Based on the Documents and information disclosed to us, the capital contribution of TW Subsidiary effected prior to this date is valid and legal, and there are no liens, charges, and encumbrances on such capital contribution;

(iii) The courts of Taiwan may recognize and enforce judgments made by courts in other jurisdictions when fulfilling the applicable statutory requirements under statutes, including the Act Governing Relations between the People of the Taiwan Area and the Mainland Area in relation to judgments in civil and commercial matters made by courts in the People's Republic of China, and the Code of Civil Procedure and the Compulsory Enforcement Act in relation to judgments in civil and commercial matters made by courts in other jurisdictions, as well as under bilateral treaties between the parties thereto;

(iv) The statements set forth in the Registration Statement insofar as such statements purport to describe or summarize Taiwan legal matters currently in effect at the date of this opinion stated therein as at the date hereof, including under the caption "Regulations" and "Enforceability of Civil Liabilities", are true and accurate in all material respects, and represent a fair and accurate summary in all material respects

of the Taiwan legal matters stated therein as at the date hereof; and

(v) The statements set forth in the Registration Statement under the caption "Taiwan Taxation" are true and accurate in all material respects and that such statements constitute our opinions.

C. Qualifications

The opinion expressed above is subject to the following qualifications ("**Qualifications**"):

(i) Our opinion is limited to the laws of Taiwan and of general application on the date hereof. We have not made investigation of, and do not express or imply any view on, the laws of any jurisdiction other than Taiwan, and accordingly express or imply no opinion, whether directly or indirectly, on the laws of any jurisdiction other than Taiwan;

(ii) The laws of Taiwan referred to herein are the laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended, or revoked in the future with or without retrospective effect;

(iii) Our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable extinctive prescriptions; (b) any circumstance in connection with formulation, execution, or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary, or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies, or defenses, or calculation of damages; and

(d) the discretion of any competent Taiwan legislative, administrative, or judicial bodies in exercising their authority in Taiwan;

(iv) This opinion is issued based on the laws of Taiwan that are currently in effect. For matters which are not explicitly provided for under the laws of Taiwan, the future interpretation, implementation, and application of the specific requirements under the laws of Taiwan are subject to the final discretion of competent Taiwan legislative, administrative, and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

(v) We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company, VSM, TW Subsidiary, relevant governmental, and regulatory authorities, and public searches conducted in Taiwan and such matters of facts and the legal conclusions drawn therefrom are subject to any limitation, disclaimers, or qualifications therein, and that they are further subject to and limited by the documents and information made available to us, including without limitation TW Subsidiary's internal records, employment records, corporate records, and other documents which may not be a complete and accurate representation or record of the matters contained therein;

(vi) This opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of this opinion should not be read independently;

(vii) This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no

responsibility to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention and that may alter, affect, or modify the opinion expressed herein; and

(viii) As used in this opinion, the expression "to our best knowledge" or similar language with reference to matters of fact refers to the current actual knowledge of the lawyers of this firm who have worked on the Matter for the Company and/or TW Subsidiary in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of TW Subsidiary and/or the Company or the rendering of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely,
Formosan Brothers Attorneys-at-Law

Li-Pu, Lee